EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q (the “Report”) of ARC Group Worldwide, Inc. (the “Company”) for the quarter ended March 31, 2019,  the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned knowledge and belief:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 17, 2019

/s/ Alan G. Quasha
	Name:	Alan G. Quasha
	Title:	Principal Executive Officer

Dated: May 17, 2019

/s/ Aaron Willman
	Name:	Aaron Willman
	Title:	Principal Financial Officer and
Chief Accounting Officer